Exhibit 99.1

April 30, 2013	For More Information Contact:
Mark D. Curtis, EVP, CFO and Treasurer
(516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES
9.5% INCREASE IN NET INCOME FOR THE FIRST QUARTER OF 2013

Glen Head, New York, April 30, 2013 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported that net income and earnings per share for the first quarter of 2013 were $5.6 million and $.62, respectively, representing increases over the same quarter last year of 9.5% and 6.9%, respectively. Dividends per share were $.25 for the first quarter of 2013, or 8.7% more than the $.23 per share declared in the same quarter last year.  Returns on average assets (ROA) and average equity (ROE) for the first quarter of 2013 were 1.09% and 11.10%, respectively, versus 1.01% and 10.67%, respectively, for the first quarter of 2012. A decrease in unrealized gains on available-for-sale securities accounts for a significant portion of the increase in ROE and is the reason the Corporation’s book value per share decreased from $22.81 at year-end 2012 to $22.71 at the end of the current quarter.  The credit quality of the Bank’s loan portfolio remains excellent and the loan pipeline is strong.

Analysis of First Quarter Earnings

The increase in net income for the first quarter of 2013 is primarily attributable to a decrease in the provision for loan losses of $1.3 million, as partially offset by increases in noninterest expense of $603,000 and income tax expense of $330,000.  Because of the low interest rate environment, net interest income for the quarter only increased by $136,000, or .9%, and net interest margin declined by 6 basis points despite significant growth in the average balances of loans and noninterest-bearing checking deposits.  A low interest rate environment negatively impacts net interest income and net interest margin primarily because: (1) the benefit of no cost funding in the form of noninterest-bearing checking deposits and capital is reduced; (2) cash received from payments and prepayments of higher yielding loans and securities is used to originate or purchase lower yielding loans and securities; (3) the rates on some loans are modified downward to dissuade borrowers from refinancing elsewhere, while other loans prepay in full resulting in the immediate writeoff of deferred costs; and (4) prepayment speeds on mortgage securities are high, thereby necessitating the faster amortization of purchase premiums.

Average interest-earning assets increased by $45.5 million, or 2.3%, when comparing the first quarter of 2013 to the same quarter last year.  The increase is primarily comprised of increases in the average balance of loans outstanding of $144.0 million, or 14.4%, and nontaxable securities of $9.1 million, or 2.5%, as partially offset by a decrease in the average balance of taxable securities of $111.2 million, or 18.3%.  From a yield perspective, the shift from lower yielding taxable securities to better yielding loans and nontaxable securities resulted in an improvement in the mix of the Bank’s interest-earning assets.  Growth in the average balances of noninterest-bearing checking deposits of $80.9 million, or 18.7%, and savings, NOW and money market deposits of $63.4 million, or 7.8%, were used to fund loan growth and pay down high cost long-term debt.  This contributed to a reduction in the overall cost of the Bank’s interest-bearing liabilities and served to mitigate the decline in net interest margin caused by the low interest rate environment.

The Bank’s continued ability to grow loans is attributable to a variety of factors including, among others, competitive pricing, targeted solicitation efforts, advertising campaigns, and broker relationships for both residential mortgages and multifamily commercial mortgages.  The Bank’s ability to continue to grow deposits is attributable to, among other things, expansion of the Bank’s branch distribution system, targeted solicitation of local commercial businesses and municipalities, new and expanded lending relationships, the Bank’s positive reputation in its marketplace and the acquisition of some local competitors by larger financial institutions.

The $1.3 million decrease in the provision for loan losses for the first quarter of 2013 versus the same quarter last year is due to less loan growth in the current quarter, net recoveries in the current quarter of $132,000 versus net chargeoffs of $446,000 in the same quarter last year, and a reduction in historical loss rates in the current quarter versus an increase in the same quarter last year.  The impact of these items in reducing the provision was partially offset by the fact that the current quarter includes an increase in specific reserves on loans individually deemed to be impaired of $180,000 while the same quarter last year included a decrease of $256,000 in such reserves.

The $603,000 increase in noninterest expense is comprised of an increase in salaries of $153,000, or 3.8%, an increase in employee benefits expense of $130,000, or 10.1%, an increase in occupancy and equipment expense of $142,000, or 7.7% and an increase in other operating expenses of $178,000, or 8.9%.  The increase in salaries is primarily due to normal annual salary adjustments and new branch openings.  The increase in employee benefits expense is largely due to increases in incentive compensation and group health insurance expense.  These increases were partially driven by additions to staff, an increase in the size of the Bank’s executive team and a change in the Bank’s executive compensation plan.  The increase in occupancy and equipment expense is largely due to an increase in maintenance and repairs and snow removal cost.  The increase in other operating expenses is largely due to the fact that consulting expense was higher in the current quarter and the first quarter of 2012 included the partial reversal of a previously accrued charge for pending litigation.  Management continues to maintain a strong focus on expense control measures and enhancements in operating efficiency.

Asset Quality

The Bank’s allowance for loan losses to total loans (reserve coverage ratio) was 1.59% at March 31, 2013 compared to 1.62% at year-end 2012.  The decrease in the reserve coverage ratio is largely due to a reduction in historical loss rates.  The $192,000 credit provision for loan losses in the first quarter of 2013 is primarily attributable to the reduction in historical loss rates and net recoveries on loans previously charged off, as partially offset by the impact on the provision of growth in the loan portfolio and an increase in reserves on loans individually deemed to be impaired. The $1.1 million provision for loan losses for the first quarter of 2012 was primarily attributable to the impact of loan growth, net chargeoffs and an increase in historical loss rates, as partially offset by a reduction in reserves on loans individually deemed to be impaired.

The credit quality of the Bank’s loan portfolio remains excellent, with nonaccrual loans amounting to $3.5 million, or .30% of total loans outstanding at March 31, 2013.  Additionally, loans past due 30 through 89 days amounted to only $1.4 million, or .12% of total loans outstanding.  Troubled debt restructurings were relatively unchanged during the quarter amounting to $4.3 million at quarter end compared to $4.4 million at year-end 2012.  Of the $4.3 million in troubled debt restructurings outstanding at March 31, 2013, $1.7 million are performing in accordance with their modified terms and $2.6 million are past due or nonaccrual and included in the aforementioned amounts of past due and nonaccrual loans.  The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, with 89% of these securities being full faith and credit obligations of the U.S. government and the balance being obligations of U.S. government sponsored entities.  The remainder of the Bank’s securities portfolio principally consists of high quality, general obligation municipal securities rated AA or better by major rating agencies.  In selecting municipal securities for purchase, the Bank uses credit agency ratings for screening purposes only and then performs its own credit analysis.  On an ongoing basis, the Bank periodically assesses the credit strength of the municipal securities in its portfolio and makes decisions to hold or sell based on such assessments.

Capital

The Corporation’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 9.38%, 18.90% and 20.16%, respectively, at March 31, 2013.  The strength of the Corporation’s balance sheet from both a capital and asset quality perspective positions the Corporation for continued growth in a measured and disciplined fashion.

Key Strategic Initiatives

Key strategic initiatives will continue to include loan and deposit growth through effective relationship management, targeted solicitation efforts, new product offerings and continued expansion of the Bank’s branch distribution system.  Additionally, with respect to loan growth, the Bank will continue to develop its broker relationships and may establish correspondent relationships.  In 2012, the Bank opened one full service branch in Lindenhurst, Long Island.  In the first quarter of this year, the Bank opened a full service branch in Massapequa Park, Long Island and is planning to open another full service branch in Sayville, Long Island later this year.

Challenges We Face

Interest rates are currently very low and are expected to remain low for an extended period of time.  In addition, there is significant price competition for loans in the Bank’s marketplace and there is little room for the Bank to further reduce its deposit rates.  The persistence of these factors could result in a decline in net interest margin from its current level.  If that were to occur, and management is unable to offset the resulting negative impact by increasing the volume of the Bank’s interest-earning assets, effecting a favorable change in the mix of the Bank’s interest-earning assets or interest-bearing liabilities, reducing expenses or the employment of other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment and underemployment, a decline in household disposable income, foreclosures and commercial vacancies.  Although real estate values have rebounded some in recent months, these factors still present meaningful threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on required capital levels and the cost of doing business.

BALANCE SHEET INFORMATION
(Unaudited)

	3/31/13	12/31/12
	(in thousands, except share and per share data)

Total Assets	$2,140,671	$2,108,290

Loans:
Commercial and industrial	64,472	54,339
Secured by real estate:
Commercial mortgages	513,242	504,368
Residential mortgages	502,471	502,367
Home equity lines	79,395	81,975
Consumer	5,234	4,335
	1,164,814	1,147,384
Allowance for loan losses	(18,564)	(18,624)
	1,146,250	1,128,760
Investment Securities:
State and municipals	377,644	368,768
Pass-through mortgage securities	148,613	88,738
Collateralized mortgage obligations	366,450	404,095
	892,707	861,601
Deposits:
Checking	513,381	528,940
Savings, NOW and money market	901,644	844,583
Time, $100,000 and over	163,644	168,437
Time, other	86,835	91,116
	1,665,504	1,633,076

Borrowed Funds	250,480	248,634

Stockholders' Equity	206,149	205,370

Share and Per Share Data:
Common Shares Outstanding at Period End	9,075,553	9,001,686
Book Value Per Share	$ 22.71	$ 22.81
Tangible Book Value Per Share	$ 22.69	$ 22.79

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	3/31/13	3/31/12
	(in thousands, except share and per share data)
Interest and dividend income:
Loans	$12,332	$12,133
Investment securities:
Taxable	2,629	4,153
Nontaxable	3,158	3,225
	18,119	19,511
Interest expense:
Savings, NOW and money market deposits	609	1,031
Time deposits	1,282	1,476
Short-term borrowings	67	93
Long-term debt	991	1,877
	2,949	4,477
Net interest income	15,170	15,034
Provision for loan losses (credit)	(192)	1,123
Net interest income after provision for loan losses (credit)	15,362	13,911

Noninterest income:
Investment Management Division income	411	400
Service charges on deposit accounts	709	778
Net gains on sales of securities	4	108
Other	550	418
	1,674	1,704
Noninterest expense:
Salaries	4,201	4,048
Employee benefits	1,412	1,282
Occupancy and equipment expense	1,998	1,856
Other	2,169	1,991
	9,780	9,177

Income before income taxes	7,256	6,438
Income tax expense	1,617	1,287
Net Income	$5,639	$5,151

Share and Per Share Data:
Weighted Average Common & Common Equivalent Shares	9,108,336	8,921,316
Basic EPS	$ .62	$ .58
Diluted EPS	$ .62	$ .58
Cash Dividends Declared	$ .25	$ .23

FINANCIAL RATIOS

ROA	1.09%	1.01%
ROE	11.10%	10.67%
Net Interest Margin	3.31%	3.37%
Dividend Payout Ratio	40.32%	39.66%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS
(Unaudited)

	3/31/13	12/31/12
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$1,160	$678
Past due 90 days or more and still accruing	-	-
Nonaccrual	1,113	1,668
	2,273	2,346
Troubled debt restructurings:
Performing according to their modified terms	1,740	1,747
Past due 30 through 89 days	206	206
Past due 90 days or more and still accruing	-	-
Nonaccrual	2,357	2,430
	4,303	4,383
Total past due, nonaccrual and restructured loans:
Performing according to their modified terms	1,740	1,747
Past due 30 through 89 days	1,366	884
Past due 90 days or more and still accruing	-	-
Nonaccrual	3,470	4,098
	6,576	6,729
Other real estate owned	425	-
	$7,001	$6,729

Allowance for loan losses	$ 18,564	$ 18,624
Allowance for loan losses as a percentage of total loans	1.59%	1.62%
Allowance for loan losses as a multiple of nonaccrual loans	5.3	4.5

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited)

	Three Months Ended March 31,
	2013			2012
	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets	(dollars in thousands)
Interest-bearing bank balances	$11,274	$6	.22%	$7,644	$4	.21%
Investment Securities:
Taxable	495,964	2,623	2.12	607,173	4,149	2.73
Nontaxable (1)	374,766	4,785	5.11	365,704	4,886	5.34
Loans (1) (2)	1,146,630	12,338	4.31	1,002,597	12,141	4.85
Total interest-earning assets	2,028,634	19,752	3.90	1,983,118	21,180	4.27
Allowance for loan losses	(18,982)			(17,227)
Net interest-earning assets	2,009,652			1,965,891
Cash and due from banks	28,284			27,157
Premises and equipment, net	24,690			22,979
Other assets	36,061			30,789
	$2,098,687			$2,046,816

Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$878,125	609	.28	$814,703	1,031	.51
Time deposits	253,761	1,282	2.05	269,893	1,476	2.20
Total interest-bearing deposits	1,131,886	1,891	.68	1,084,596	2,507	.93
Short-term borrowings	80,420	67	.34	105,697	93	.35
Long-term debt	145,000	991	2.77	207,500	1,877	3.64
Total interest-bearing liabilities	1,357,306	2,949	.88	1,397,793	4,477	1.29
Checking deposits	514,177			433,288
Other liabilities	21,122			21,605
	1,892,605			1,852,686
Stockholders' equity	206,082			194,130
	$2,098,687			$2,046,816

Net interest income (1)		$16,803			$16,703
Net interest spread (1)			3.02%			2.98%
Net interest margin (1)			3.31%			3.37%

(1)
Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented based on a Federal income tax rate of 34%.

(2)	For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements.  In addition, the Corporation assumes no duty to update forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2013.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about May 10, 2013, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.